Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	John McCallion
(212) 578-7888

METLIFE TO GROW THIRD-PARTY ASSET MANAGEMENT BUSINESS

New Business Initiative to Leverage MetLife’s Investment Strengths in Three Private Asset Sectors: Real Estate, Commercial Mortgages and Private Bonds

“MetLife Investment Management” to Serve Investors Through Two Divisions: MetLife Real Estate Investors and MetLife Private Capital Investors

NEW YORK, October 9, 2012 – MetLife, Inc. (NYSE: MET) announced today that it will launch a third-party asset management business that will build upon its expertise in select private asset sectors, including real estate equity, commercial mortgages and private placement debt. The business, branded MetLife Investment Management, will focus on creating investment opportunities that can generate attractive, long-term returns for institutional investors, including insurance companies, public and private pension plans and sovereign wealth funds.

“Today, MetLife is already one of the largest institutional investors in the world, with $500 billion in general account assets that we have managed for the long-term to generate strong returns for both our policyholders and shareholders,” said Steven J. Goulart, executive vice president and chief investment officer of MetLife, Inc. “Our extensive business platforms for originating commercial mortgages, investing in real estate equity and sourcing private placements are well established. We have the talent, scale, reputation and in-market presence to acquire high quality assets with the potential to create strong returns. We will leverage these strengths to meet the needs of third-party institutional investors who have demonstrated an increased demand for these private asset sectors where MetLife has proven capabilities.”

“This initiative leverages MetLife’s brand and reputation as a trustworthy investor. It is also driven by MetLife’s enterprise strategy, which targets opportunities to leverage our existing organizational expertise and global scale to create long-term value for our shareholders,” said Goulart. “Moreover, asset management is a capital-efficient business, with attractive returns on equity. The strong demand for high quality private assets among institutional investors makes this an attractive time for market entry.”

MetLife’s launch into the third-party asset management business comes after an extensive study of market opportunities and research with investors, consultants, placement agents, and other industry participants.

Real Estate

To implement the third-party asset management initiative, MetLife is making organizational changes within its real estate group. The new organization, renamed MetLife Real Estate Investors, will be led by MetLife’s global head of real estate investments, Robert Merck, and will manage investments for both institutional investors and MetLife.

In order to capitalize on its direct real estate investment capability, MetLife Real Estate Investors has created a real estate equity strategies group, and a real estate debt strategies group.

Mark Wilsmann, who has led MetLife’s commercial mortgage operation since 2003, will head the equity strategies group. “Our goal is to lever our industry-leading real estate platform to become a top five institutional real estate investment manager,” said Merck. “Mark’s success in building our commercial mortgage business, his nearly 30 years of diverse real estate investment experience and his broad industry relationships make him well suited for this new assignment.”

Brian Casey, who previously headed up MetLife’s Washington, D.C., regional real estate office, will lead MetLife Real Estate Investors’s debt strategies group. “Brian brings a unique perspective to our business, as evidenced by the leadership he has shown in running our real estate operations in Washington, D.C. His efforts have been a key element in positioning our platform for future growth,” said Merck.

MetLife has been the largest life insurance company lender since 2004; it originated more than $11 billion in commercial mortgages in 2011 and currently holds a $43 billion loan portfolio. It also owns and manages a $10 billion global portfolio of direct equity real estate investments, including office, apartment, retail, industrial and hotel properties. MetLife’s real estate platform includes regional origination and asset management offices across eight cities in the U.S., as well as London, Mexico City, Tokyo and Santiago.

In expanding its real estate platform for third-party investors, MetLife will install a new client-centric portfolio management approach, including professionals in marketing and investor relations, research, client reporting, acquisitions and asset management. “Our goal is to leverage our more than 100 years of real estate experience, our powerful regional presence and our long-standing industry relationships to build a best-in-class real estate investment management platform that provides consistently strong returns to investors,” added Merck.

Private Placements

MetLife’s private placement debt organization, to be renamed MetLife Private Capital Investors, will be led by MetLife’s global head of private securities, Scott Inglis.

“MetLife has been a leading private placement investor for over 90 years,” said Inglis. “Today, we are one of the market’s largest originators. Our scale provides unique bilateral and ‘club’ transaction opportunities, with capabilities to invest across all major currencies. Our goal is to provide insurance companies, pension plans and other institutional investors the ability to access private fixed income assets that many are unable to access today.”

MetLife Private Capital Investors will originate and manage a wide spectrum of investments, including corporate private debt, project finance and infrastructure debt, and equity in renewable energy. MetLife originates private placements globally and has holdings in 32 countries, with the largest presence in the U.S., U.K., Europe and Australia.

“As pension plans de-risk their portfolios and increasingly move toward liability driven investment strategies, we anticipate strong investor demand for these private fixed income asset sectors, which often feature attractive risk-return profiles compared to public bonds” said Inglis.

MetLife originated $8.8 billion in private placements in 2011 for its general account and existing third-party accounts, and currently manages a portfolio of approximately $50 billion in private investments among more than 900 issuers globally.

As part of MetLife Private Capital Investors’ third-party asset management expansion, professionals will be added in marketing and investor relations, portfolio management and client reporting.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC“). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the “fiscal cliff” in the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (26) changes in accounting standards, practices and/or policies; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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